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                                                                    Exhibit 3.95


                                   B Y L A W S

                                       of

                                 DATA BOOK, INC.

                                        I

                                    ARTICLE I

                                     Offices

      Section 1. Registered Office. The initial registered office of the Corporation shall be 855 Loridan Circle, Atlanta, Fulton County, Georgia; and the name of the registered agent at this address is E. Ward Wight. The registered office need not be identical with the principal office of the Corporation and may be changed at any time by the Board of Directors.

      Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors may from time to time determine or the business of the Corporation may require or make desirable.

                                   ARTICLE II

                          Meetings of the Shareholders

      Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, on the second Tuesday in December of each year or at a time which is within four
(4) months after the close of any fiscal year if the notice of the meeting designates it as an annual meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

      Section 2. Special Meetings. Special meetings of the shareholders shall be held at the registered office of the Corporation or at such other place in the United States as may be designated in the notice of said meetings, upon call of the Chairman of the Board or of the President and shall be called by the President or the Secretary when so directed by the Board of Directors or at the request in writing of shareholders owning at least twenty-five percent (25%) of the issued and outstanding capital shares of the Corporation entitled to vote. Any such request shall state the purposes for which the meeting is to be called.

      Section 3. Notice of Meetings. Written notice of every meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board, President or the officers or persons calling the meeting personally or by mail to each Shareholder of record entitled to vote at such date of the meeting. Such notice shall be delivered not less than ten (10) nor more than fifty (50) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when


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deposited in the United States mail with first class postage thereof prepaid addressed to the Shareholder at his address as it appears on the Corporation's record of shareholders.

      Section 4. Waiver of Notice. Attendance of a shareholder at a meeting of shareholders, either in person or by proxy, shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; provided, however, that any waiver of notice of a meeting required with respect to a plan of merger or a plan of consolidation shall only be effective upon compliance with Section 22-604 (d) of the Georgia Business Corporation Code.

      Section 5. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the Articles of Incorporation or elsewhere by these Bylaws. When a quorum is once present at a meeting, it is not broken by the subsequent withdrawal of any of those present. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

      Section 6. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each paid-up share of the capital stock having voting power registered in his name on the books of the Corporation, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless otherwise provided in the proxy.

      Section 7. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of the shareholders; provided,


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however, that such consent with respect to the approval of a plan of merger or a plan of consolidation shall be effective only upon compliance with the requirements of Section 22-603(d) of the Georgia Business Corporation Code.

      Section 8. List of Shareholders. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and the address of each. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the Corporation's official record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.

                                   ARTICLE III

                            Directors and Committees

      Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

      Section 2. Number, Election and Terms. The number of directors which shall constitute the whole Board shall be three (3). Subject to said limitation, the number of directors may be increased or decreased from time to time by resolution of the shareholders, but no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected by plurality vote at the annual meeting of shareholders, except as hereinafter provided, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office, or death.

      Section 3. Qualifications. Directors shall be natural persons who have attained the age of twenty-one (21) years, but need not be residents of the State of Georgia or shareholders of the Corporation.

      Section 4. Vacancies. Vacancies, including vacancies resulting from any increase in the number of directors, but not including vacancies resulting from removal from office by the shareholders, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled by election of the shareholders.


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      Section 5. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members one or more committees, each committee to consist of two (2) of more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that it shall have no authority with respect to (1) amending the Articles of Corporation or these Bylaws; (2) adapting a plan of merger or consolidation; (3) submitting to the shareholders any action which requires approval of the shareholders under applicable law of the Articles of Incorporation or Bylaws of this Corporation; (4) filling vacancies in the Board or any committee; (5) declaring dividends or making distributions to the shareholders; (6) selling, leasing, exchanging or otherwise disposing of all or substantially all the property and assets of the Corporation; and (7) a voluntary dissolution of the Corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee and each member thereof shall serve at the pleasure of the Board, and the designation of any such committee and the delegation thereto of authority shall not relieve any director of any responsibility imposed by law.
So far as applicable, the provisions of these Bylaws relating to the conduct of meetings of the Board shall govern meetings of the committees.

                                   ARTICLE IV

                            Meetings of the Directors

      Section 1. Meetings of Board and Committees. The Board of Directors shall hold an annual meeting each year, without call, immediately after the annual meeting of the shareholders. By resolution, the Board may establish a date or dates on which regular meetings of the Board or any committee shall be held between annual meetings. A committee of the Board may meet on the dates so established or, if none, on the date set at its previously meeting or when earlier called by its chairman or a majority of its members. Special meetings of the Board may be called at any time by the Chairman of the Board, President or by all or any two Directors.

      Section 2. Place of Meetings. Meetings of the Board of Directors or committees of the Board shall be held at any place either within or without the State of Georgia that the Board may from time to time appoint by resolution or, if no resolution is in force, at the principal place of business of the Corporation, or at such other place as the annual meeting of shareholders shall have been held immediately preceding such meeting, or at such other place as shall have been designated in the notice of the meeting.

      Section 3. Meetings by Conference Telephone or Similar Equipment. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means


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of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

      Section 4. Notice Requirements. Notice of annual and other regular meetings of the Board of Directors or any committee need not be given. Notice ofany special meeting, setting forth the place and the day and hour of the meeting, shall be given to each director or committee member, as the case may be, by oral, telegraphic or written notice served on each director or committee member personally not less than two (2) days before the meeting, or by written notice deposited in the United States mail, first class postage prepaid, postmarked at least three (3) days prior to the date of the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting need be specified in the notice or any waiver of notice.

      Section 5. Waiver of Notice. Attendance of a director at a meeting of the Board or any committee shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Whenever the Board or any committee of the Board is authorized to take action only after notice to its members, the action may be taken with notice to fewer than all such members if at any time prior to completion of the action? the member or members not receiving such notice submits to the Board or committee, as the case may be, a signed waiver of notice.

      Section 6. Quorum. At all meetings of the Board or any committee of the Board, a majority of members shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board or of the committee, as the case may be, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws. Common or interested members may be counted in determining the presence of a quorum at a meeting of the Board or a committee, as the case may be, and a quorum is not broken by the subsequent withdrawal of any of those present. If a quorum shall not be present at any meeting of the Board or committee, the members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Presumption of Assent. A director who is present at a meeting of the Board or any committee thereof, shall be presumed to have concurred in any action taken at the meeting, unless his dissent to such action shall be entered in the minutes of the meeting or unless he shall submit his written dissent to the person acting as the secretary of the meeting before the adjournment of the meeting or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within twenty-four (24) hours after the adjournment of the meeting. Such right to dissent shall not apply to a director or committee member who, being present at the meeting, failed to vote against such action.


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      Section 8. Action by Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or the committee, as the case may be, consent thereto in writing, setting forth the action so taken, alid the writing or writings are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

      Section 9. Removal of Directors. At any shareholders meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and his successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within sixty (60) days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

      Section 10. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as Directors or members of any committee of the Board as shall be fixed from time to time by resolution adopted by the Board, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending any meeting of the Board or any such committee.

                                    ARTICLE V

                                    Officers

      Section 1. Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional vice Presidents, one or more Assistant Secretaries and Assistant Treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such time and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Election or appointment of an officer shall not of itself create contract rights.

      Section 2. Qualifications. Officers shall be natural persons who have attained the age of twenty-one (21) years, but need not be residents of the State of Georgia or shareholders of the Corporation.

      Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board or Directors or a committee or officer appointed by the Board. Salary payments made to an officer of the Corporation that shall be disallowed in whole or in part as a deductible expense by the Corporation for federal income tax purposes shall be reimbursed by such officer to the Corporation to the full extent of the disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed.


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      Section 4. Term of Office. Unless otherwise provided by resolution of the
Board of Directors, the principal officers shall be chosen annually by the Board at the first meeting of the Board following the annual meeting of shareholders of the Corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until expiration of the term for which he was elected or until his successor shall have been chosen and qualified, or until his death, resignation or removal.

      Section 5. Removal. Any officer may be removed from office at any time, with or without cause, by action of the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

      Section 6. Vacancies. Any vacancy in an office resulting from any cause may be filled by the Board of Directors.

      Section 7. Powers and Duties. Except as hereinafter provided, the officers of the Corporationn shall each have such authority and perform such duties in the management of the Corporation as usually appertain to such officers of corporation for profit, except as may be otherwise prescribed by the Board of Directors.

      Section 8. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the Board. Except when by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.

      Section 9. President. The President of the Corporation shall be the corporation's chief executive officer and shall exercise general supervision and control over all the business and affairs of the Corporation. The President shall have the following specific powers and duties:

(i)    To preside at all meetings of the shareholders;

(ii)   To have general and active management of the business of the Corporation;

(iii) To see that all orders and resolutions of the Board of Directors are carried into effect;

(iv) To execute notes, drafts, bonds, mortgages, deeds or trust, security deeds, contracts and other documents under the seal of the corporation;

(v) To appoint, discharge, and fix compensation of all employees and agents of the Corporation other than officers duly elected or appointed by the Board of Directors;


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(vi)   To have general superintendence and direction of all the other officers of the Corporation and of the agents and employees thereof and to see that their respective duties are properly performed;

(vii) To operate and conduct the business and affairs of the Corporation according to the orders and resolutions of the Board of Directors, and according to his own discretion whenever and wherever it is not expressly limited by such orders and resolutions;

(viii) To submit at each annual meeting of shareholders and directors a report of the operations of the Corporation and from time to time to report to the directors all matters within his knowledge that should be brought to their attention in the best interests of the Corporation; and

(ix) To sign certificates of stock and to have such other powers, duties, and authority as may be set forth elsewhere in these Bylaws and as may be prescribed by the Board of Directors from time to time.

      Section 10. Vice President. Each Vice President shall have the authority and duties, and shall perform the functions, consonant with his department and area of interest, specified by the Board of Directors. In case of the inability or refusal of the President to act on account of absence, illness, or for any other reason, his power shall be assumed and his duties discharged during the period of such inability or refusal to act by the President, or in the event of his inability or refusal to act, by the seniormost Vice President available, and the acts of such officer duly authorized and performed under such conditions shall be the acts of and binding on the Corporation. If a Vice President who has temporarily assumed the duties of the President is unable for any reason to continue to perform such duties, the same shall be performed by the Vice President next in seniority who is available for the purpose. A Vice President who acts as President under this Bylaw shall report fully to the Board of Directors and to the President on his return to duty with respect to all actions taken and transactions accomplished by him during the absence or disability of the President. The order of seniority of Vice Presidents shall be designated by the Board of Directors, or in the absence of any such designation, then according to their respective dates of election, with the Vice President of longest uninterrupted incumbency having the most seniority.

      Section 11. Secretary. The Secretary of the Corporation shall be the custodian of and shall maintain the corporate books and records and shall be the recorder of the Corporation's formal actions and transactions. The Secretary shall have the following specific powers and duties:

(i) To attend all meetings of the Board of Directors and all meetings of the shareholders, and to record all proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for any committees when required;


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(ii)  To give or cause to be given notice of all meetings of shareholders and special meetings of the Board of Directors and any meetings of committees required by law, the Articles of Incorporation, or these Bylaws;

(iii) To keep the corporate seal of the Corporation and affix it to all papers and documents requiring said seal, and to attest by his signature all corporate documents requiring same; provided, however, the Board of Direc-tors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature;

(iv) To keep at the principal office of the Corporation record books showing the details required by law with respect to stock certificates of the Corporation, including ledgers and transfer books showing all shares issued and transferred, and the date of each issuance and transfer; and also all other books of the Corporation excepting books of account;

(v) To keep at the principal office, open for inspection by shareholders at all reasonable times, the original or a certified copy of the Bylaws of the Corporation, as amended or other side altered to date;

(vi) To attend to such correspondence and to make reports as may be assigned to him; and

(vii) To have such other powers, duties and authorities as may be set forth elsewhere in these Bylaws and as may be prescribed by the President or the Board of Directors from time to time.

      Section 12. Treasurer. The Treasurer of the Corporation shall be its chief fiscal officer and the custodian of its funds, securities and properties. The Treasurer shall have the following specific powers and duties:

(i) To keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and to deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

(ii) To disburse the funds of the Corporation for proper expenses and dividends and, as may be ordered by the Board of Directors, taking proper vouchers for such disbursements;

(iii) To render to the President and the Board of Directors, at its regular meetings, or when they so require, an account of his transactions as Treasurer and financial statements in form satisfactory to them of the condition of the Corporation;


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(iv)  To maintain accurate lists and descriptions of all capital assets of the
      Corporation, including land, buildings and plants;

(v) To oversee the proper drafting of all checks, drafts, notes and orders for the payment of money as required in the business of the Corporation and to see that all such instruments are properly executed; and

(vi) To have such other powers, duties and authority as may be set forth elsewhere in these Bylaws and as may be prescribed by the President or the Board of Directors from time to time.

      If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six [6] years) in such sum and with such surety or sureites as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 13. Voting Securities of the. Unless other-wise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other officer or person.

                                   ARTICLE VI

                                      Loans

      Section 1. Restrictions on Loans. No loans shall be contracted on behalf of the Corporation and no indebtedness shall be issued or incurred in its name unless authorized by a resolution of the Board of Directors. Such resolution may grant general authority or may be confined to specific instances.

                                   ARTICLE VII

                             Certification of Stock

      Section 1. Form of Certificate. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and attested by the Secretary or an Assistant Secretary. Every holder of a fully paid share of stock in the Corporation shall be entitled to have a certificate in such form as the Board of Directors may from time to time prescribe.


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      Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof? require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 3. Transfers. (a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

            (b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

            (C) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by any assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided.

            (d) The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

      Section 4. Record Date. In order that the Corporation may determine the share holders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record


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date, which shall not be more than thirty (30) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the ate on which the particular action requiring such determination of share holders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which' the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a nea record date for the adjourned meeting.

      Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                  ARTICLE VIII

                                 Indemnification

      Section 1. General. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees) , judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Derivative Actions. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 3. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

      Section 4. Authorization. Any indemnification under Sections I or 2 above, (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 above. Such determination shall be made: (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs by independent legal counsel in a written opinion, or by the affirmative vote of a majority of the shares entitled to vote thereon.

      Section 5. Expenses in Advance of Disposition. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

      Section 6. Non-Exclusive Remedy. The indemnification provided for hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting, the notice of which specified that such Bylaw or resolution would be placed before the Shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in and such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      Section 8. Notice. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment and, in any event, within fifteen (15) months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

      Section 9. Definition of Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a director, office , employee or agent of such merging or consolidating corporation, or is or was serving at the request of such merging or consolidating corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity; provided that no indemnification under Sections I and 2 of this Article permitted by this Section shall be mandatory under this Section or any Bylaw of the surviving or new corporation without the approval of such indemnification by the Board of Directors or shareholders of the surviving or new corporation, in the manner provided in Subsections (a) and (b) of Section 4 of this Article.

                                   ARTICLE IX

                               General Provisions

      Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a Seal at any time, the signature of the President of the Corporation followed by the word "Seal", enclosed in parentheses, shall be deemed the seal of the Corporation.

      Section 4. Annual Statements. No later than four (4) months prior to the next annual meeting of shareholders, the Corporation shall prepare;

      (a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its immediately preceding fiscal year, and

      (b) A profit and loss statement showing the results of its operations during the preceding fiscal year.

Upon written request, the Corporation shall promptly mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                    ARTICLE X

                            Amendments And New Bylaws

      The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws by majority vote of all of the directors, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders by majority vote of all of the shares having voting power.

      ADOPTED this 1st day of July, 1982.

                                    SECRETARY

                                [CORPORATE SEAL]

                                          Ward Wight

                                          E. Ward Wight

                                          Donald M. Riccardi
                                          Constituting all of the Directos
                                          of Data Book, Inc.